TRANSFER AGENCY AND SERVICES AGREEMENT
                                SECOND AMENDMENT
--------------------------------------------------------------------------------

THIS AMENDMENT, dated as of MARCH 7 , 2002, is made to the Transfer Agency and Services Agreement dated January 14, 2000 (the "Agreement") between Burnham Investors Trust (the "Fund") and PFPC Inc. ("PFPC").

         WHEREAS, the parties have previously amended the Agreement as of July 6, 2000;

         WHEREAS,   the  parties  hereto  desire  to  amend  certain  terms  and conditions set forth in the Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree to amend the Agreement as follows:

1. Article 15 CONFIDENTIALITY is hereby amended by inserting at the end thereof a new section 15.5 that shall read as follows:

                  "15.5  Notwithstanding  the foregoing,  each
                  party  agrees  that any  Nonpublic  Personal
                  Information,   as  defined   under   Section
                  248.3(t)  of  Regulation  S-P   ("Regulation
                  S-P"),       promulgated      under      the
                  Gramm-Leach-Bliley    Act    (the    "Act"),
                  disclosed  by a party  hereunder  is for the
                  specific  purpose  of  permitting  the other
                  party to perform the  services  set forth in
                  this Agreement. Each party agrees that, with
                  respect to such information,  it will comply
                  with  Regulation  S-P, the Act and any other
                  applicable regulation  promulgated under the
                  Act  and  that  it  will  not  disclose  any
                  Nonpublic Personal  Information  received in
                  connection with this Agreement, to any other
                  party,  except to the extent as necessary to
                  carry  out the  services  set  forth in this
                  Agreement  or  as  otherwise   permitted  by
                  Regulation S-P or the Act."

2. This Amendment contains the entire understanding of the parties with respect to the transactions contemplated hereby and unless otherwise specifically modified hereby, the terms of the Agreement shall remain in full force and effect and shall apply hereto. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the prior agreements and related agreements, this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

PFPC INC.                               BURNHAM INVESTORS TRUST

By:  /s/ Michael Denofrio               By:  /s/  Michael E. Barna

Title:  Executive Vice President        Title:  Executive Vice President and CFO